                                                                   EXHIBIT 10.16

                                  [IMRE LOGO]



401 QUEEN ANNE AVENUE NORTH
SEATTLE, WASHINGTON 98109-4517
U.S.A.

TELEPHONE:  (206) 298-9400
FACSIMILE:  (206) 298-9494




    March 29, 1996


    Frank R. Jones, Ph.D.
    13813 68th Avenue West
    Edmonds, Washington 98026

    Dear Frank:

    This letter sets forth the terms and conditions of our agreement (the "Agreement") regarding the termination of your employment with IMRE Corporation (the "Company"). You and the Company hereby agree as follows:

           1. The Company accepts your resignation as Chief Scientific Officer and as an Officer, Director and Chairman of the Board of the Company effective March 29, 1996 (the "Separation Date").

           2. The Company agrees to pay you a severance payment in the amount of $244,000.00 payable within 10 business days after the Separation Date. The Company also agrees to pay you $25,000.00, which represents payment for your accrued vacation benefits, which amount is also payable within 10 business days after the Separation Date. You understand that you shall be responsible for the payment of any and all applicable state and federal taxes with respect to such payments, and that the Company shall withhold from such payments any and all applicable payroll withholding taxes.

           3. The Company agrees that you shall be entitled to purchase from the Company your company car, office furniture currently used by you, an H/P 700 facsimile machine maintained at your residence, a Nikon microscope and a cellular phone for a purchase price of $17,500.00. The total purchase price of $17,500.00 payable for the foregoing personal property will be deducted from the $244,000.00 severance payment identified in paragraph 2.

           4. It is agreed that the stock options and warrants to purchase an aggregate of 705,000 shares of Common Stock of the Company granted to you, whether vested or unvested, identified in Exhibit A attached hereto, shall be canceled as of the Separation Date.

Frank R. Jones, Ph.D.
March 29, 1996
Page Two

         5(a)    In consideration of the terms and conditions of this Agreement, as of the Separation Date, the Company shall grant to you, pursuant to its standard form of nonqualified stock option agreement, options to purchase a total of 705,000 shares of the Company's Common Stock (the "Options") at an exercise price of $2.25 per share. The Options shall be subject to vesting and shall have such expiration dates as set forth in Exhibit B attached hereto.

         (b) Upon the filing by the Company of the next registration statement ("Registration Statement") with the Securities and Exchange Commission to register for sale any of the Company's securities, the Company shall include in the Registration Statement all securities issuable to you pursuant to the exercise of the Options granted to you hereunder. The Company shall keep the Registration Statement effective for and until such period of time that the shares issuable upon exercise of the Options granted hereunder are sold by you or until such shares may be sold pursuant to Rule 144 of the Securities Act of 1933, as amended (the "Act") and bear all expenses incurred in connection with the filing of the Registration Statement. You agree, after the filing of the Registration Statement, not to effect any disposition of the securities issuable to you pursuant to the exercise of your Options that would constitute a sale within the meaning of the Act, without complying with the Act or the rules and regulations of the Commission promulgated thereunder.

         (c) The Options granted to you hereunder are freely transferable to your heirs, successors and assigns upon your death, subject to the terms and conditions of this Agreement.

         6. As of the Separation Date, you represent and warrant to the Company that you beneficially own an aggregate of approximately 400,141 shares of Common Stock of the Company (the "Lock-Up Shares"). You agree not to offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce an offering of, any Lock-Up Shares or any securities convertible into, or exchange for shares of Common Stock of the Company for a period of 180 days following the Separation Date without the prior written consent of the Company.

         7. You hereby acknowledge that except as expressly provided in this Agreement all benefits and compensation payable to you by the Company shall cease as of the Separation Date.

         8. You hereby represent and warrant to the Company that you have previously disclosed all material transactions involving, arising from, or relating to your former employment with the Company as Chief Scientific Officer.

Frank R. Jones, Ph.D.
March 29, 1996
Page Three

         9. You hereby represent and agree that, except as set forth in paragraph 3 above, upon the Separation Date, you will return to the Company all documents constituting Company property (and all copies thereof) and other property of the Company in your possession or control, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, data, notebooks, technical charts or diagrams, customer lists or information, sales and marketing information, specifications, computer recorded information, tangible property, (including, but not limited to, keys, access cards and Company credit cards) and any other materials of any kind (and all reproductions thereof) which contain or embody any proprietary information of the Company, as that term is defined in paragraph 10 below.

         10. You hereby acknowledge that you have had access to confidential and proprietary information and trade secrets of the Company in connection with your relationship therewith. You hereby acknowledge that such information includes, but is not limited to: (a) inventions, developments, designs, applications, improvements, trade secrets, know-how, methods or processes, discoveries, techniques and data (hereinafter "Inventions"); and (b) plans for research, development, new products, marketing and selling, information regarding business plans, budgets and unpublished financial statements, licenses, prices and costs, information concerning suppliers and customers and information regarding the skills and compensation of employees of the Company (collectively with Inventions, hereinafter as "Proprietary Information"). In view of the foregoing, you hereby agree, warrant and acknowledge that:

                 a) You have held and will continue to hold in confidence and trust all Proprietary Information and shall not use or disclose any Proprietary Information or anything related to such information without the prior written consent of the Company.

                 b) You have and will continue to assign to the Company as it becomes necessary your entire right title and interest in and to any inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made, conceived of, reduced to practice, or learned, by you, either alone or jointly with others, during the course of your relationship with the Company.

                 c) Your breach of the foregoing agreements and acknowledgments may result in unique and special harm to the Company and therefore the Company shall have the right to enforce this Agreement and any of its provisions by injunctions, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

Frank R. Jones, Ph.D.
March 29, 1996
Page Four

         11. You agree that, for a period of one year following the Separation Date, you will not, either as a principal, agent, consultant, employee, or otherwise, engage in any research, development production, or marketing of products, processes, or technology that is the same as or similar to the products, processes, or technology of the Company which has been conceived, developed, produced, or marketed by the Company or its agents prior to the Separation Date.

         12. You agree not to disparage the Company or its officers, directors, employees, shareholders, accountants, attorneys or agents in any manner likely to be harmful to it or the business or personal reputation of its officers, directors, employees, shareholders, accountants, attorneys or agents; provided that you shall respond accurately and fully to any question, inquiry or request for information when required by legal process. The Company agrees not to disparage you in any manner likely to be harmful to your business or personal reputation; provided that the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process.

         13. You agree to have no further contact or communications with the employees, officers and directors of the Company regarding the conduct of its business and to remain off Company property, except as may be necessary in your capacity as a stockholder and investor in the Company.

         14. You agree that you will not engage in any activity to solicit any officer, director or employee of the Company who has been offered continuing employment by the Company to depart from the Company and join any business with which you may become affiliated.

         15. You hereby release, acquit and forever discharge the Company, its officers, directors, agents, servants, employees, shareholders, partners, successors, assigns, affiliates, insurers, customers, and clients of and from any and all liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, at law, in equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, acts or conduct at any time prior to the date of this Agreement, including, without limitation: all such claims and demands directly or indirectly arising out of or in any way connected with the Company's employment of you, the termination of that employment, and the Company's performances of its obligations as your former employer; claims or demands related to salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, expense reimbursements or any form of

Frank R. Jones, Ph.D.
March 29, 1996
Page Five

compensation; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the Americans With Disabilities Act; fraud; wrongful discharge; discrimination; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing. The effective date of this release shall be the date it is executed by you; provided, however, that in the event you are over forty (40) years of age when this Agreement is executed, the effective date shall be the eighth day after this release is signed by you.

         You further acknowledge that you knowingly and voluntarily waive and release any rights you may have under the Age Discrimination in Employment Act of 1967, as amended ("ADEA"). You also acknowledge that the consideration given for the waiver and release in the preceding paragraphs hereof is in addition to anything of value to which you are already entitled. If you are more than forty (40) years of age or older when this release is signed, you hereby provide the further acknowledgment that you are advised by this writing, as required by the Older Workers Benefit Protection Act, that: (a) your waiver and release does not apply to any rights or claims that may arise after the effective date of this release; (b) you should consult with an attorney prior to executing this release (although you may voluntarily choose not to do so);
(c) you may have at least twenty-one (21) days to consider this Agreement (although you may by your own choice execute this release earlier); (d) you have seven (7) days following the execution of this release to revoke the release; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, therefore making the effective date the eighth day after this release is signed by you.

         16. The Company hereby releases, acquits and forever discharges you and your successors of and from any and all liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, at law, in equity or otherwise, arising out of or in any way related to agreements, acts or conduct at any time prior to the Separation Date; provided, however, that the Company shall not release you with respect to liability for misappropriation of trade secrets of the Company, or liability to the Company arising under a violation of Paragraphs 9 and/or 10 of this Agreement.

         17. The parties hereto each hereby agree and acknowledge that they will keep the terms, amount and existence of this Agreement completely confidential, and that neither party will hereafter disclose any such information to anyone other than the party's accountants and legal representatives and, in your case, your immediate family, future employers and/or investors, which persons shall be informed of and bound by this confidentiality clause, unless otherwise legally required to do so.

Frank R. Jones, Ph.D.
March 29, 1996
Page Six

         18. As of the Separation Date, the Company agrees to indemnify, defend and hold you harmless from all claims, liabilities and expenses that arise out of actions or omissions by you within the course and scope of your employment during the period of your employment with the Company or by reason of your position as an officer or director of the Company.

         19. The parties acknowledge that the drafting and negotiation of this Agreement has been participated in by each of the parties and, for purposes of interpreting this Agreement, it shall be deemed to have been jointly drafted by the parties. The parties expressly warrant and represent that you have been given the opportunity to consult with an attorney with respect to the terms of this Agreement.

         20. This Agreement shall bind the heirs, personal representatives, successors and assigns of each party, and inure to the benefit of each party, its agents, directors, officers, employees, servants, successors and assigns.

         21. You acknowledge that this Agreement contains the entire agreement between you and Company and is the complete, final and exclusive embodiment of our Agreement with regard to this subject matter and supersedes all other prior agreements with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein. This Agreement may not be modified or amended except in a writing signed both by you and by an officer or director of the Company.

         22. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of Delaware as such laws are applied to contracts among Delaware residents made and to be performed entirely within Delaware.

         23. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Frank R. Jones, Ph.D.
March 29, 1996
Page Seven

Please confirm your assent to the foregoing terms and conditions of our Agreement by signing both of the enclosed copies of this letter and returning one of those signed copies to me.

Sincerely,

IMRE CORPORATION


JAY D. KRANZLER
- -------------------------------
Jay D. Kranzler, M.D., Ph.D.
Chief Executive Officer



       HAVING READ AND REVIEWED THE FOREGOING, I HEREBY AGREE TO AND ACCEPT THE TERMS AND CONDITIONS AS STATED ABOVE.


FRANK R. JONES
- -------------------------------
FRANK R. JONES

                                   EXHIBIT A

                                                                                       GRANTED     UNDERLYING
                                         GRANT        VEST      EXPIRATION              AS OF        SHARES
TYPE OF STOCK OPTION                     DATE         DATE         DATE      PRICE     03/05/96    REGISTERED
- --------------------                    -------     --------    ----------   ------    --------    ----------
Formal Non-Qualified Option Plan        02/05/93    02/05/93     02/05/03    2.6250     15,000        Yes
Formal Non-Qualified Option Plan        03/28/94    03/28/94     03/28/04    3.3750     10,000        Yes
Incentive Stock Option                  03/15/92    02/05/93     03/15/02    3.8750     36,000        Yes
No Option Plan                          03/15/92    02/05/93     03/15/97    1.9375    189,000        No
No Option Plan                          03/15/92    03/15/92     03/15/97    1.9375     20,000        No
No Option Plan                          02/05/93    02/05/93     02/05/03    2.6250     75,000        No
No Option Plan                          03/28/94    03/28/94     03/28/04    3.3750     75,000        No
Outstanding Warrants                    06/10/91    11/11/91     06/10/01    1.8750    285,000        Yes
                                                                                       -------
                                                                             Totals    705,000
                                                                                       =======

                                   EXHIBIT B
                       NONQUALIFIED STOCK OPTION SCHEDULE

         # SHARES
        UNDERLYING        GRANT        VESTING        EXPIRATION        EXERCISE
          OPTION           DATE          DATE             DATE            PRICE
        ----------      ---------      -------        ----------        --------
          15,000         3/27/96       10/1/96          2/5/03           $2.25
          10,000         3/27/96       10/1/96         3/28/04           $2.25
          36,000         3/27/96       10/1/96         3/15/02           $2.25
         189,000         3/27/96       10/1/96         3/15/00           $2.25
          20,000         3/27/96        1/1/97         3/15/00           $2.25
          75,000         3/27/96        1/1/97          2/5/03           $2.25
          75,000         3/27/96        1/1/97         3/28/04           $2.25
          80,000         3/27/96        1/1/97         6/10/01           $2.25
         205,000         3/27/96        4/1/97         6/10/01           $2.25
         =======
TOTAL    705,000